                                                                 EXHIBIT 10.9(c)

                  COVENANT NOT TO COMPETE OR SOLICIT BUSINESS
                  -------------------------------------------


     TN Technologies Holding Inc., a Delaware corporation ("Buyer") and Robert
C. Allen, II ("Executive") enter into this Covenant Not To Compete or Solicit Business ("Covenant") as of December 31, 1996.

     WHEREAS, Buyer and Executive are parties to the Amended and Restated Reorganization Agreement dated as of December 31, 1996 (the "Reorganization Agreement");

     WHEREAS, pursuant to the Reorganization Agreement, Buyer is acquiring (the "Acquisition") all of the limited partnership interests in Modem Media Advertising Limited Partnership, a Connecticut limited partnership ("MMLP"), and all of the issued and outstanding capital stock of Modem Media, Inc., a Connecticut corporation ("Modem Media");

     WHEREAS, Executive, as a limited partner in MMLP and a shareholder of Modem Media, will substantially and materially benefit from the Acquisition;

     NOW, THEREFORE, in further consideration of the promises and mutual covenants contained in the Employment Agreement, the Reorganization Agreement and the Purchase Agreement and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and to protect more effectively the value of the assets and goodwill purchased by Buyer, Executive covenants and agrees as follows:

     1. COVENANT NOT TO COMPETE. Executive covenants that during the period commencing on the effective date of the Reorganization Agreement and ending on the later of (i) the date which is five years after the effective date of the Reorganization Agreement or (ii) the date which is two years after the last payment of salary pursuant to the Employment Agreement (the "Non-Competition/Non-Solicitation Period"), either individually or in partnership or jointly or in conjunction with any person or persons, firm, association, syndicate, company, contractor, corporation or organization of any kind, as principal, agent, trustee, shareholder, employee or consultant, or in any other manner whatsoever, whether directly or indirectly, he shall not render or assist others in rendering services to or for any person or persons, firm, association, syndicate, company or corporation, that is engaged in any business substantially similar to any part of:

     (a) advertising services delivered through the Internet or corporate intranets, digital communications services dedicated to marketing purposes, or consumer database management in conjunction with marketing or advertising services carried on by Buyer or entities in which Buyer owns 40% or more of the ownership interests (collectively referred to as "Buyer and its Affiliates") during the two-year period immediately preceding the date employment is terminated;

     (b) any other advertising services delivered through the Internet or corporate intranets, digital communications services dedicated to marketing purposes, or consumer database management in conjunction with marketing or advertising services for which Buyer or its Affiliates has, as of the termination of such Employee's employment, formulated plans, of which Executive is aware, to commence carrying on within 1 year after the date employment is terminated; or

     (c) any advertising services delivered through the Internet or corporate intranets, digital communications services dedicated to marketing purposes, or consumer database management in conjunction with marketing or advertising services solicited by Buyer or its Affiliates with respect to clients or potential clients of Buyer or its Affiliates.

     Without limiting the foregoing, nothing herein shall prohibit Executive's being a passive owner of not more than 5% of the outstanding stock of any class of a corporation or other entity which is publicly traded, so long as Executive has no active participation in the business of such corporation or other entity. Notwithstanding anything herein to the contrary, Executive shall have no obligations under this Section 1 or under Section 2 or 3 hereof if Buyer breaches a material term of the Employment Agreement.

     2. COVENANT NOT TO SOLICIT. Executive covenants and agrees that he will not, and will not attempt to, at any time during the Non-Competition/Non-Solicitation Period, directly or indirectly, induce or assist in the inducement of:

     (i) any employee or consultant of Buyer or its Affiliates away from Buyer or its Affiliates or from the faithful discharge of such employee's or consultant's contractual and fiduciary obligations to serve Buyer's or its Affiliates' interest; or

     (ii) any "Client" of Buyer or its Affiliates away from Buyer or its Affiliates.

     As used in this Covenant, "Client" shall extend to those persons, firms, corporations or other entities (a) who were clients of Buyer or its Affiliates, as is applicable, at any time during the Non-Competition/Non-Solicitation Period and who continued to be clients at any time within the 18-month period immediately preceding the inducement (including, without limitation, AT&T Corporation); or (b) who were new business contacts of Buyer or its Affiliates, as is applicable, during the Non-Competition/Non-Solicitation Period and who had been active new business contacts at any time within a one-year period immediately preceding the inducement.

     3. NON INTERFERENCE. Executive covenants and agrees that he will not at any time during the Non Competition/Non-Solicitation Period, directly or indirectly, seek to cause the termination or any change in the terms of any relationships between Buyer or its Affiliates and any supplier or vendor or prospective supplier or vendor of Buyer or its Affiliates; provided, however,
                                                           --------  -------
that Executive shall not be precluded from utilizing any supplier or vendor.

     4. DEFINITIONS. Any capitalized term used in this Covenant shall have the meaning ascribed to it in the Reorganization Agreement, unless otherwise defined herein.

     5. REMEDIES. If Executive violates any of the terms of this Covenant, Buyer or any of its Affiliates shall be entitled to all appropriate remedies, including an interim, interlocutory or permanent injunction or restraining order to be issued by any competent court enjoining and restraining Executive from such wrongful acts. It is further agreed that Buyer or any of its Affiliates would be irreparably damaged by Executive's breach of any provision of this Covenant, that damages for such a breach are not easily calculated, and that any remedy at law would be inadequate. Therefore, Buyer and any of its Affiliates shall be entitled to seek and obtain injunctive or other equitable relief against Executive, his agents, assigns or successors for a breach of this Covenant and without the necessity of proving actual monetary loss. It is expressly understood between the parties that this injunctive or equitable relief shall not be Buyer's or any of its Affiliates' exclusive remedy for breach of this Covenant.

          Should any litigation be commenced concerning any provision of this Covenant, the prevailing party shall be entitled, in addition to such other relief as may be granted, to its attorneys' fees and costs incurred by reason of such litigation.

     6. LEGAL ENFORCEABILITY. Any provision of this Covenant which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     7. GOVERNING LAW. This Covenant shall be governed by and construed in accordance with the internal laws (as opposed to the conflicts of law provisions) of the State of Connecticut.

     8. ENTIRE AGREEMENT; AMENDMENT. This Agreement, the Reorganization Agreement and the Employment Agreement constitute the entire agreement between Buyer and Executive with respect to the subject matter hereof. This Covenant supersedes any prior agreement made between the parties. The parties may not amend this Covenant except by written instrument signed by each party hereto and approved by the Board of Directors or the compensation committee of the Board of Directors of Buyer.

     9. NOTICES. All notices or other communications required or permitted hereunder shall be in writing and shall be deemed given or delivered and received when delivered personally (which shall be deemed to include delivery via express courier such as Federal Express) or three days after having been sent by registered or certified mail or upon receipt when sent by facsimile (but only if receipt is confirmed by the addressee by a return facsimile signed by the addressee) addressed as follows:

If to Buyer, to:

TN Technologies Holding Inc.
101 East Erie
Chicago, Illinois 60611
Facsimile:  (312) 440-8070
Attention:  Gregory W. Blaine


If to Executive, to: the address or facsimile number set forth below Executive's signature on the signature page hereof.

or to such other address as such party (or if designated additional notice recipient) may indicate by a notice delivered to the other parties hereto.

     10. SUCCESSORS AND ASSIGNS. Executive acknowledges that his obligations hereunder are unique and personal. Accordingly, Executive may not assign any of his rights or delegate any of his duties or obligations under this Covenant. Buyer may assign its rights, duties or obligations under this Covenant to any person with whom it has merged or consolidated, or to whom it has transferred all, or substantially all, of its assets.

          This Covenant shall be binding upon and inure to the benefit of the parties hereto and their permitted successors and assigns. Nothing in this Covenant, express or implied, is intended or shall be construed to confer upon any person other than the parties and their respective successors and assigns permitted by this Covenant any right, remedy or claim under, or by reason of, this Covenant.

     11. WAIVER. No provisions of this Covenant shall be deemed to be waived as a result of the failure of Buyer or its Affiliates or Executive to require the performance of any term or condition of this Covenant or by other course of conduct. To be effective, a waiver must be in writing, signed by all of the parties hereto and approved by the Board of Directors or the compensation committee of the Board of Directors of Buyer and state specifically that it is intended to constitute a waiver of a term or breach of this Covenant. The waiver by Buyer or its Affiliates or Executive of any term or breach of this Covenant shall not prevent a subsequent enforcement of such term or any other term and shall not be deemed to be a waiver of any subsequent breach.

     12. EFFECTIVE DATE. This Covenant is effective as of the Closing Date of the Reorganization Agreement. If the Reorganization Agreement is not consummated, this Covenant shall be null and void.

     EXECUTIVE ACKNOWLEDGES THAT HE HAS READ, UNDERSTOOD AND ACCEPTS THE PROVISIONS OF THIS COVENANT. HE ALSO ACKNOWLEDGES THAT HE HAS HAD THE OPPORTUNITY TO AND HAS REVIEWED THE TERMS AND CONDITIONS OF THIS COVENANT WITH COUNSEL.

     IN WITNESS WHEREOF, the parties hereto have executed this Covenant as of the date written above.

TN TECHNOLOGIES HOLDING INC.             ROBERT C. ALLEN, II


By:__________________________            _______________________________

Position:____________________            Address:_______________________
                                         _______________________________
                                         Facsimile:_____________________